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                                                                 EXHIBIT 99.61


Contact:  Linda B. Preucil                        (AMEX) PHA
          Director of Business Relations          WWW.PACIFICPHARM.COM
          908/497-0160
          LBPreucil@aol.com
          -----------------

===============================================================================
FOR IMMEDIATE RELEASE


               PACIFIC PHARMACEUTICALS, INC. APPEALS DELISTING DECISION
                            BY THE AMERICAN STOCK EXCHANGE


San Diego, CA. June 25, 1998. Pacific Pharmaceuticals, Inc. (AMEX:PHA) announced that it will exercise its right to appeal to the Board of Governors of the American Stock Exchange (AMEX) the decision yesterday to remove the Company's Common Stock from the AMEX. AMEX believes that the Company no longer fully satisfies all of the financial guidelines of the AMEX for continued listing. There can be no assurance that the appeal by Pacific Pharmaceuticals will be successful, and that the listing will be continued.

The Company is taking measures to ensure that in the event of an unsuccessful appeal, an orderly transition will occur and that its Common Stock will commence trading on the Electronic Bulletin Board.

Pacific has three cancer therapies, two of which are in the clinical phase of development under US Food and Drug Administration (FDA) Investigational New Drug Applications (INDs). These therapies include O6 Benzyl Guanine (BG), a chemosensitizer that may overcome the resistance to a commonly used group of chemotherapeutic agents, a boronated porphyrin (BOPP) for use in photodynamic therapy (PDT), and a cancer immunotherapy for the treatment of metastatic cancer. Both BG and BOPP are in human studies.

Pacific's collaborators believe that BG is capable of destroying the resistance of cancer cells to a class of chemotherapeutic agents known as O6 alkylating agents, currently used to treat various cancers such as brain, melanoma and lymphoma. "The potential now exists to treat cancers previously thought to be unresponsive to this class of cancer drugs," commented Dr. Henry S. Friedman, Professor of Pediatrics and Associate Professor of Surgery and Medicine at the Duke University Medical Center. "The combination of enhanced efficacy and reduced cancer drug resistance in patients treated with O6 Benzyl Guanine may provide a considerable improvement in the treatment of certain types of cancers." Studies led by Pugh Scholar Dr. Anthony E. Pegg and his team have shown a correlation between low levels of the repair protein AGT in tumors and enhanced responsiveness to treatment. Multiple Phase I human clinical trials conducted at the University of



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                                                                 EXHIBIT 99.61


Chicago, Duke University Medical Center and Case Western University are nearing completion in different cancer types, including brain, color and renal carcinoma.

BOPP is currently in a Phase I safety study in brain cancer patients under the direction of Professor Andrew Kaye, a world renowned neurosurgeon and authority on the use of photodynamic therapy for the adjunctive treatment of brain tumors. This study is being conducted under a FDA IND at the Royal Melbourne Hospital, Australia. To date, five patients have entered the study and received BOPP. Photodynamic therapy is a platform technology suitable for a variety of disorders including cancer, and various other disorders including cardiovascular, gynecologic, and gastrointestinal disorders. Discussions are ongoing with various potential corporate partners.

The cancer immunotherapy technology is undergoing preparation for the clinical phase of development. In preclinical studies conducted to date, a prolonged immune response has been demonstrated which results in the clearance of metastatic tumor. In addition, rechallenge of surviving animals with tumor results in tumor rejection in 100% of the tested survivors. A pre-IND meeting held with the FDA resulted in an accelerated timetable to enter clinical trials.

THIS NEWS RELEASE CONTAINS FORWARD LOOKING STATEMENTS. THE ACTUAL RESULTS COULD VARY FROM THOSE EXPECTED DUE TO A VARIETY OF RISKS SET FORTH FROM TIME TO TIME IN THE COMPANY'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE COMPANY'S REGISTRATION STATEMENT ON FORM S-3, AS DECLARED EFFECTIVE ON SEPTEMBER 4, 1997, AND THE COMPANY'S FORM 10-K WHICH WILL BE FILED FOR THE YEAR ENDED MARCH 31, 1998. THE COMPANY'S PRODUCTS, INCLUDING BG, MUST UNDERGO AN EXTENSIVE REGULATORY APPROVAL PROCESS CONDUCTED BY THE FDA AND APPLICABLE AGENCIES IN OTHER COUNTRIES, AND THERE CAN BE NO ASSURANCE THAT REGULATORY APPROVAL WILL BE OBTAINED FOR BG OR ANY COMPANY PRODUCT. THE COMPANY UNDERTAKES NO OBLIGATION TO PUBLICLY RELEASE THE RESULTS OF ANY OF THESE FORWARD LOOKING STATEMENTS WHICH MAY BE MADE TO REFLECT EVENTS OR CIRCUMSTANCES AFTER THE DATE HEREOF OR TO REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS.